Exhibit (j)(2)


December 21, 2000


Pilgrim Advisory Funds, Inc.
7337 East Doubletree Ranch Road
Scottsdale, Arizona  85258-2034

Re:  Pilgrim Advisory Funds, Inc.
     (File Nos. 33-91706 and 811-09040)


Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 15 to the Registration Statement of Pilgrim Advisory Funds, Inc. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert